Exhibit 10.28

AMENDMENT TO 7.0% (SUBJECT TO ADJUSTMENT) CONVERTIBLE
PROMISSORY NOTES DUE SEPTEMBER 13, 2005

This Amendment to 7.0% (Subject to Adjustment) Convertible Promissory Notes Due September 13, 2005, dated as of November 3, 2005 (the “Amendment”), is by and among Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of Oracle Partners LP, Oracle Institutional Partners LP, SAM Oracle Investments Inc. and Oracle Offshore Ltd. (each, a “Holder”), amending certain provisions of those certain 7.0% (Subject to Adjustment) Convertible Promissory Notes Due September 13, 2005 No. R-1 (each as amended and in effect from time to time, a “Note”) from the Company to each Holder in the original principal amount of $2,524,500, $698,500, $660,000 and $132,000, respectively. Terms not otherwise defined herein which are defined in any Note shall have the same respective meanings herein as therein.

WHEREAS, the Company and each Holder have agreed to modify certain terms and conditions of each Note as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to Each Note. Each Note is hereby amended as follows:

(a)           The title of each Note is hereby deleted in its entirety and replaced with the following:

“7.0% (Subject to Adjustment) Convertible Promissory Note Due April 28, 2007.”

(b)           All references to “September 13, 2005” in the preamble (the “Preamble”) of each Note and the first sentence of Section 2(a) of each Note are hereby deleted and replaced with “April 28, 2007.”

(c)           The following text is hereby added following the word “annum” and before the word “provided” in the first sentence of the Preamble:

“(and shall pay interest from September 13, 2006, or from the most recent interest payment date to which interest has been paid or duly provided for, on April 28, 2007).”

(d)           The following text is hereby added following the words “September 1” and before the word “(whether” in the second sentence of the Preamble:

“(and April 1 in the case of the interest payment due on April 28, 2007).”

(e)           All references to “$5,500” in each Note, including, without limitation, in the first sentence of Section 1 of each Note, the first sentence of Section 2(a) of each Note, the defined term “Conversion Price” in Section 2(j) of each Note and the second sentence of Section 7(c) of each Note, are hereby deleted and replaced with “$1,000.”

(f)            The following text is hereby added as a new paragraph following the first paragraph of Section 2(a) of each Note:

“Automatically and without further action, immediately upon the Closing Price of the Company Stock exceeding 1.5 times the Conversion Price for any period of 20 consecutive Trading Days, this Security (or any portion of the principal amount hereof then outstanding) shall convert into fully paid and nonassessable shares (calculated to the nearest 1/100 of a share) of Common Stock of the Company at the rate of 1,000 shares of Common Stock for each $1,000 principal amount of Security. Upon such conversion of this Security (or any portion of the principal amount hereof then outstanding), the holder of this Security shall surrender this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office. Upon surrender of this Security upon such conversion, the holder will be entitled to receive the interest accruing on the principal amount of this Security then being converted from the interest payment date next preceding the date of such conversion to such date of conversion. No payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the date of conversion, or, at its option, the Company shall round up to the next higher whole share.”

(g)           Sections 3(a) through (i) of each Note are hereby deleted in their entirety and replaced with the following:

“3.           Conversion Upon Change in Control. (a) In the event that a Change in Control (as hereinafter defined) shall occur, then automatically and without further action immediately prior to such Change in Control, this Security (or any portion of the principal amount hereof then outstanding) shall convert into fully paid and nonassessable shares (calculated to the nearest 1/100 of a share) of Common Stock at the rate of 1,000 shares of Common Stock for each $1,000 principal amount of Security. Upon such conversion of this Security (or any portion of the principal amount hereof then outstanding), the holder of this Security shall surrender this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office. Upon surrender of this Security upon such conversion, the holder will be entitled to receive the interest accruing on the principal amount of this Security then being converted from the interest payment date next preceding the date of such conversion to such date of conversion. No payment or adjustment is to be made on conversion for dividends on the common stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment, computed on the basis of the amount payable per share of Common Stock upon such Change in Control, or, at its option, the Company shall round up to the next higher whole share. Notwithstanding the foregoing, this Security (or any portion of the principal amount hereof then outstanding) shall not convert automatically under this Section 3(a) in the event of a Change in Control in which the amount payable per share of Common Stock is less than 1.5 times the Conversion Price unless, immediately prior to the consummation of such Change in Control, the Company pays to the holder of this Security, in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3(b), by delivery of shares of Common Stock, an amount such that the aggregate amount per share of Common Stock payable to the holder of this Security in connection with such Change in Control equals 1.5 times the Conversion Price. The Company agrees to give the holder of this Security notice of any Change in Control, by facsimile transmission confirmed in writing by overnight courier service, promptly and in any event within two Trading Days of the occurrence thereof.

(b)           The Company may elect to deliver shares of Common Stock in payment under Section 3(a), if and only if the following conditions have been satisfied:

(1)  Each share of Common Stock deliverable as payment under Section 3(a) shall have a fair market value as of the date of the consummation of the Change in Control (the “Change in Control Closing Date”) of not less than the sum obtained by subtracting the amount payable per share of Common Stock upon such Change in Control from the Conversion Price. For purposes of this Section 3(b), the fair market value of a share of Common Stock shall be equal to 95% of the average of the Closing Prices for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Change in Control Closing Date;

(2)  In the event any shares of Common Stock to be issued under Section 3(a) require registration under any Federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act of 1933, as amended, upon issuance, such registration shall have been completed and shall have become effective prior to the Change in Control Closing Date;

(3)  In the event any shares of Common Stock to be issued under Section 3(a) require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon repurchase, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the Change in Control Closing Date;

(4)  Immediately prior to the Change in Control Closing Date the shares of Common Stock deliverable as payment under Section 3(a) shall have been approved for trading or listed on the American Stock Exchange or the principal national securities exchange or interdealer quotation system on which the Common Stock is then admitted to trading or listed; and

(5)  All shares of Common Stock deliverable as payment under Section 3(a) shall be issued out of the Company’s authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

If all of the conditions set forth in this Section 3(b) are not satisfied in accordance with the terms thereof, the Company shall pay the holder of this Security all amounts payable under Section 3(a) only in cash.”

(h)           Section 3(j) of each Note is hereby re-numbered as Section 3(c).

2.             Condition to Effectiveness. This Amendment shall not become effective until each Holder receives a counterpart of this Amendment executed by the Company.

3.             Ratification, Etc. Except as expressly amended hereby, all terms and conditions of each Note are hereby ratified and confirmed in all respects and shall continue in full force and effect. Each Note and this Amendment shall be read and construed as a single agreement. All references to any Note shall hereafter refer to such Note, as amended hereby.

4.             No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Company under any Note or any rights of any Holder consequent thereon.

5.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

6.             Governing Law. This amendment shall be governed by, and construed in accordance with, the laws of the State of Texas (without reference to conflict of laws).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

Company:

ACCESS PHARMACEUTICALS, INC.

By:	/s/ Rosemary Mazanet
Name: Rosemary Mazanet
Title: Acting CEO

Holders:

ORACLE PARTNERS LP

By:	/s/ Larry Feinberg
Name: Larry Feinberg
Title: Managing Partner

ORACLE INSTITUTIONAL PARTNERS LP

By:	/s/ Larry Feinberg
Name: Larry Feinberg
Title:	Managing Partner

SAM ORACLE INVESTMENTS INC.

By:	/s/ Larry Feinberg
Name: Larry Feinberg
Title:	Managing Partner

ORACLE OFFSHORE LTD.

By:	/s/ Larry Feinberg
Name: Larry Feinberg
Title:	Managing Partner